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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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KVH INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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KVH

2019 Proxy Statement
Notice of Annual Meeting of Stockholders

This proxy statement and form of proxy are first being mailed to stockholders on or about April 26, 2019.

KVH Industries, Inc.
50 Enterprise Center
Middletown, RI 02842

April 26, 2019

Dear Fellow Stockholder:

We are pleased to invite you to attend the KVH 2019 Annual Meeting of Stockholders. The meeting will take place on Tuesday, June 4, 2019 at 11:00 a.m. local time in our world headquarters at 50 Enterprise Center, Middletown, Rhode Island.

Our strategy focuses on delivering superior performance and leveraging our competitive advantages in growing markets by integrating hardware, software and service in seamless ways that drive customer success. We deliver high performance mobile connectivity and inertial navigation products and services for maritime operation optimization, IoT, and crew welfare, satellite TV for leisure and land customers, and autonomous applications focused on accuracy. We intend to continue enhancing our product and service portfolio as we scale and accelerate KVH's growth. We are confident that we have in place a highly capable management team and group of directors who are well qualified to oversee the success of the business and to represent all stockholders. We believe that our current strategy will create significant long-term value for KVH stockholders.

In addition to this proxy statement, we encourage you to read our 2018 Annual Report for a more complete picture of our performance and how we are working to increase stockholder value.

Finally, we encourage you to vote – regardless of the size of your share holdings. Every vote is important, and your participation helps us do a better job of listening and acting on what matters to you as a stockholder. You can vote over the Internet, by telephone, or by mailing a completed proxy card as outlined in the accompanying proxy statement.

On behalf of all of us at KVH, we want to thank you for your continued support and ownership of KVH. I hope to see you at the annual meeting.

Sincerely,

Martin A. Kits van Heyningen President, Chief Executive Officer and Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Tuesday, June 4, 2019 at 11:00 a.m.
Place:	The Offices of KVH Industries, Inc. World Headquarters 50 Enterprise Center Middletown, Rhode Island
Items of Business:	Proposal 1: To vote upon the election of two Class II directors to a three-year term;
Proposal 2: To approve, in a non-binding "say on pay" vote, the compensation of our named executive officers;
Proposal 3: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm; and
To transact such further business as may properly come before the annual meeting or any adjournment of the meeting.
Record Date:
Our Board of Directors has fixed the close of business on Friday, April 5, 2019, as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment of the meeting. Only stockholders of record on April 5, 2019 are entitled to receive notice of, and to vote at, the annual meeting or any adjournment of the meeting.

By Order of the Board of Directors,

Felise Feingold Secretary
April 26, 2019

YOUR VOTE IS IMPORTANT

Mail	Telephone	Internet	In Person

Please sign and return the enclosed proxy, whether or not you plan to attend the annual meeting.	Use the toll-free telephone number on your proxy card to vote by telephone.	Visit the website noted on your proxy card to vote via the Internet.	Attend the meeting in person.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on June 4, 2019

This proxy statement and our 2018 annual report to stockholders are available on the Internet at
 www.kvh.com/annual.
You can read, print, download and search these materials at that website.
The website does not use "cookies" or other tracking devices to identify visitors.

You can obtain directions to be able to attend the meeting and vote in person at www.kvh.com/annual.

None of the information on our website or elsewhere on the Internet forms a part of this proxy statement or is incorporated by reference into this proxy statement.

PROXY SUMMARY

The proxy summary is an overview of information that you will find elsewhere in this proxy statement and our 2018 annual report. As this section is only a summary, we encourage you to read the entire proxy statement for more information about these topics before you vote.

ANNUAL MEETING OF STOCKHOLDERS Tuesday, June 4, 2019 at 11:00 a.m. The Offices of KVH Industries, Inc. World Headquarters 50 Enterprise Center Middletown, Rhode Island

VOTING MATTERS

Management Proposals	Board Vote Recommendation	Page
1. Election of Directors	FOR the Nominees	7
2. Non-Binding "Say on Pay" Vote	FOR	9
3. Ratification of Appointment of Independent Public Accounting Firm	FOR	12

ELECTION OF DIRECTORS

The following table provides summary information about our nominees for election to the Board as Class II Directors. Additional information for all Directors, including the nominees, may be found on pages 7-8 and 13-14.

Name	Age	Director Since	Independent	Committee Membership
Martin A. Kits van Heyningen	60	1982	No	None
Charles R. Trimble	77	1999	Yes	Audit Committee Compensation Committee Nominating and Corporate Governance Committee

KVH Industries, Inc. 2019 Proxy Statement	1

PROXY SUMMARY

COMMITMENT TO GOOD CORPORATE GOVERNANCE

Our Board of Directors monitors best practices in governance and adopts measures it determines to be in the best interest of stockholders. Highlights of our governance practices include:

✓ Our directors are elected by majority voting for three-year terms
✓ We have a majority of independent directors
✓ All of the members of our audit, compensation and nominating and corporate governance committees are independent
✓ We have appointed a lead independent director to serve as a liaison between our independent directors and our Chairman of the Board, who is our President and Chief Executive Officer
✓ Executive sessions of independent directors are held at each regularly scheduled Board meeting
✓ Our independent directors attended 100% of the meetings of the Board in 2018
✓ We rotated our independent registered public accounting firm in June 2014
✓ We conduct a stockholder vote to ratify the selection of our independent registered public accounting firm
✓ The majority of director compensation is in the form of KVH common stock
✓ We have a strong pay-for-performance executive compensation philosophy
✓ We conduct annual non-binding "say on pay" votes regarding our executive compensation program
✓ We do not have any executive employment agreements or change in control agreements
✓ Our independent compensation consultant is hired by the compensation committee
✓ We conduct annual board and committee self-assessments

NON-BINDING "SAY ON PAY" VOTE

We are asking our stockholders to approve, in a non-binding vote, the compensation awarded to our named executive officers for 2018. The Compensation Committee of our Board of Directors oversees our executive compensation program, which is designed to motivate our executives to increase profitability and stockholder returns, to tie pay to performance effectively, and to compete effectively for and retain managerial talent.

We are asking our stockholders to indicate their support for our named executive officer compensation. We believe that our executive compensation program was designed appropriately and is working to ensure that management's interests are aligned with our stockholders' interests to support long-term value creation.

This "say on pay" vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation methodology described in this proxy statement. While this vote is advisory and not binding, the Board and the Compensation Committee will consider the outcome of the vote, along with other relevant factors, when considering future executive compensation decisions.

Additional information regarding the non-binding "say on pay" vote may be found on pages 9 to 11.

2	KVH Industries, Inc. 2019 Proxy Statement

PROXY SUMMARY

2018 EXECUTIVE COMPENSATION HIGHLIGHTS

The 2018 compensation program for our named executive officers was comprised of three primary elements – base salary, cash-based incentive compensation and annual equity grants. We believe the compensation program for our named executive officers included key features that aligned the interests of our executives with KVH's business strategies and goals and stockholders' interests.

What We Do	What We Don't Do

✓

Offer competitive compensation that attracts and retains executive talent

✓

Align the interests of our named executive officers with those of our stockholders and reward the creation of long-term value for KVH stockholders through equity grants

✓

Emphasize variable performance-based compensation over fixed compensation

✓

Align payout of annual incentives to drivers of stockholder value, such as revenue and adjusted EBITDA

✓

Balance the importance of achieving long-term strategic priorities and critical short-term goals linked to long-term objectives

✓

Align individual performance goals with our business strategy

✓

Cap incentive payments

✓

Benchmark compensation against that of a broad group of companies

✓

Cash and equity awards under our 2016 Equity and Incentive Plan have clawback provisions

✗

No long-term employment agreements or change of control agreements

✗

No guaranteed severance programs

✗

No tax gross-ups

✗

No guaranteed salary increases

✗

No guaranteed bonuses

✗

No repricing of stock options or stock appreciation rights

✗

No discounted stock options or stock appreciation rights

The mix of target compensation for our named executive officers for 2018 reflects these objectives, as shown in the chart. The percentages shown represent percentages of average total target compensation, not average total actual compensation, and as a result do not match the percentages calculable from actual compensation reflected in the Summary Compensation Table on page 18. Fixed pay represents the sum of salary, holiday bonus and perquisites; variable pay represents equity awards and non-equity incentive plan compensation. The chart does not reflect any discretionary bonuses. For more information on discretionary bonuses awarded in 2018, see "Proposal 2 – Non-Binding 'Say on Pay' Vote – Annual Cash-Based Incentive Compensation".	Compensation Mix

KVH Industries, Inc. 2019 Proxy Statement        3

PROXY SUMMARY

For 2018, we had a non-equity incentive compensation plan intended to reward our named executive officers for achievement of corporate, business unit and individual performance goals for that year. After assessing our overall financial performance for 2018, our Compensation Committee determined not to award any non-equity incentive compensation to our named executive officers with respect to our corporate or business unit performance goals. The Compensation Committee gave consideration to discretionary bonuses paid in March 2018 to improve morale and promote the retention of certain of our named executive officers. These discretionary bonuses were approximately 8% of base salary for the chief executive officer and approximately 9% of base salary for the other named executive officer who received a discretionary bonus; the third named executive officer did not receive a discretionary bonus. Considering both these discretionary bonuses and the awards for individual performance under our 2018 non-equity incentive plan, the cash-based bonus and incentive compensation actually received by our CEO for 2018 was 30% of his base salary, rather than the targeted 90% of his base salary, and the cash-based bonus and incentive compensation actually received by our other named executives ranged from approximately 15% to 21% of their respective base salaries, rather than the targeted range of 50% to 60% of their respective base salaries.

Actual Annual Incentive Payment Versus Target
(Average Percentage of Base Salary)

TRANSITION TO SMALLER REPORTING COMPANY DISCLOSURE

Effective in September 2018, the Securities and Exchange Commission expanded the definition of "smaller reporting company" to include, among other companies, registrants with a public float of less than $250 million on the relevant measurement date. The amendments were intended to reduce compliance costs for these companies and promote capital formation while maintaining appropriate investor protections. Smaller reporting companies generally have reduced reporting requirements relative to other registrants. For example, smaller reporting companies are relieved of requirements to provide a Compensation Discussion and Analysis, a Compensation Committee report, several executive compensation tables and pay ratio disclosures.

We currently qualify as a smaller reporting company under the revised definition and therefore fall within the group of companies intended to benefit from the regulatory relief available to smaller reporting companies. Accordingly, in preparing this proxy statement we have elected to take advantage of this relief and have omitted certain disclosures that we provided in prior years, including a Compensation Discussion and Analysis and the other disclosures noted above.

4        KVH Industries, Inc. 2019 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, we will submit the following proposals to our stockholders:

Proposal 1	To elect two Class II directors to a three-year term.
Proposal 2	To approve, in a non-binding "say on pay" vote, the compensation of our named executive officers.
Proposal 3	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm.

Our Board of Directors does not intend to present to the annual meeting any business other than the proposals described in this proxy statement. Our Board of Directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

When is the record date?

Our Board of Directors has fixed the close of business on Friday, April 5, 2019, as the record date for the annual meeting. Only stockholders of record as of the close of business on that date are entitled to receive notice of the annual meeting, and to vote at, the annual meeting. At the close of business on the record date, there were 17,851,664 shares of our common stock outstanding. Each share of common stock outstanding on the record date will be entitled to cast one vote.

What are the methods of voting?

The shares represented by your properly signed proxy card will be voted in accordance with your directions. If you do not specify a choice with respect to a proposal for which our Board of Directors has made a recommendation, the shares covered by your signed proxy card will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered.

By signing and returning the proxy card in the enclosed envelope, you are enabling each individual named on the proxy card (known as a "proxy") to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.

If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of the shares held in street name. If you wish to vote shares held in street name at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote your shares.

What constitutes a quorum? What is a broker "non-vote"?

Our by-laws provide that a quorum consists of a majority of the shares of common stock outstanding and entitled to vote at the annual meeting. Shares of common stock represented by a properly signed and returned proxy (including shares properly voted by telephone or on the Internet) will be treated as present at the annual meeting for purposes of determining the existence of a quorum at the annual meeting. Abstentions and broker "non-votes" are counted as present or represented for purposes of determining the existence of a quorum at the annual meeting. A "non-vote" occurs when a broker or nominee holding shares for a beneficial owner returns a proxy but does not vote that owner's shares on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from that owner.

KVH Industries, Inc. 2019 Proxy Statement        5

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS AND VOTING

What vote is required for approval?

A majority of the votes properly cast at the annual meeting will be necessary to elect each Class II director to a three-year term (proposal 1), to approve, in the non-binding "say on pay" vote, the compensation of our named executed officers (proposal 2), and to approve the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm (proposal 3). A majority of the votes properly cast at the annual meeting will be necessary to approve any other matter to be acted upon at the annual meeting. For more information on majority voting, please see "Board of Directors and Committees of the Board – Corporate Governance—Majority Voting."

What effect do abstentions and broker non-votes have?

Abstentions and broker "non-votes" will not be included in calculating the number of votes cast on any proposal. As a result, abstentions and broker "non-votes" will not have any effect on the outcome of the vote on any proposal.

Who will count the votes?

Our transfer agent, Computershare Trust Company, N.A., will separately tabulate the votes on each matter presented to the stockholders at the annual meeting.

Who is soliciting my vote? Are they paid solicitors?

We are soliciting proxies on behalf of our Board of Directors. No compensation will be paid by any person for our solicitation of proxies. We will reimburse brokers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of our common stock. In addition to our solicitation by mail, our directors, officers and employees may make special solicitations of proxies personally or by telephone, facsimile, courier or e-mail. We expect that the expense of any special solicitation will be nominal. We will pay all expenses incurred in connection with this solicitation.

How can a proxy be revoked?

You may revoke your proxy at any time before it is voted at the meeting. In order to revoke your proxy, you must either:

✓
sign and return another proxy card with a later date;

✓
provide written notice of the revocation of your proxy to our secretary;

✓
if you voted by Internet or telephone, by following the instructions for revocation provided by Internet or telephone; or

✓
attend the meeting and vote in person.

6        KVH Industries, Inc. 2019 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Proposal 1 concerns the election of two Class II directors for a three-year term.

Our Board of Directors currently consists of six directors and is divided into three classes. We refer to these classes as Class I, Class II and Class III. The term of one class of directors expires each year at the annual meeting of stockholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. This year, the term of our Class II directors, Martin Kits van Heyningen and Charles R. Trimble, is expiring.

Our Nominating and Corporate Governance Committee has nominated Messrs. Kits van Heyningen and Trimble to serve as Class II directors for another three-year term. Our stockholders last elected Messrs. Kits van Heyningen and Trimble at our annual meeting of stockholders in June 2016.

Director Nominees

Term Ending 2019

Martin A. Kits van Heyningen
Age: 60
President
➤ Chief Executive Officer
➤ Chairman of the Board of Directors

Martin A. Kits van Heyningen, one of our founders, has served as our president and a director since 1982, chief executive officer since 1990, and as our chairman of the Board of Directors since 2007. From 1980 to 1982, Mr. Kits van Heyningen was employed by the New England Consulting Group, a marketing consulting firm, as a marketing consultant. Mr. Kits van Heyningen received a B.A., cum laude, from Yale University and has been issued nine patents. Our Nominating and Corporate Governance Committee determined that Mr. Kits van Heyningen should serve as a director because of his more than 32 years of industry experience as well as his executive leadership and management experience as our founder, president, chief executive officer and Chairman of the Board of Directors.

KVH Industries, Inc. 2019 Proxy Statement	7

PROPOSAL 1 – ELECTION OF DIRECTORS

Charles R. Trimble
Age: 77
Director
Committee Membership:
➤ Audit Committee Member
➤ Compensation Committee Member
➤ Nominating and Corporate Governance Committee Member

Charles R. Trimble has served as one of our directors since 1999, a member of our Audit Committee since 2001, a member of our Compensation Committee since 2000 and a member of our Nominating and Corporate Governance Committee since February 2004. From 1981 to 1998, he served as the president and chief executive officer of Trimble Navigation Limited, a GPS company that he founded in 1978. Previously, he served as the manager of integrated circuit research and development at Hewlett-Packard's Santa Clara Division. Mr. Trimble is an elected member of the National Academy of Engineering, and he was Chairman of the United States GPS Industry Council from 1996 to 2013. In addition, Mr. Trimble is a member of the California Institute of Technology (Caltech) Board of Trustees. He received a B.S. in engineering physics, with honors, and an M.S. in electrical engineering from the California Institute of Technology. Our Nominating and Corporate Governance Committee determined that Mr. Trimble should serve as a director because of his 20 years of experience as a member of our Board of Directors combined with his executive leadership and management experience as co-founder, president and chief executive officer of Trimble Navigation Limited as well as his experience as an elected member of the National Academy of Engineering, Chairman of the United States GPS Industry Council and a member of the California Institute of Technology Board of Trustees.

Proxies will not be voted at the 2019 annual meeting for more than two candidates.

Messrs. Kits van Heyningen and Trimble have agreed to serve if elected, and we have no reason to believe that they will be unable to serve. If either of them is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee that our Board of Directors will designate at that time.

A majority of the votes properly cast at the annual meeting will be necessary to elect each Class II director to a three-year term. In accordance with our director resignation policy, each of Messrs. Kits van Heyningen and Trimble has submitted his resignation in advance of the annual meeting, and his resignation will only become effective if (a) he fails to receive a majority of the votes properly cast on his re-election and (b) our Board accepts his resignation. For more information about majority voting and our director resignation policy, please see "Board of Directors and Committees of the Board – Corporate Governance – Majority Voting."

Our Board of Directors recommends that you vote FOR the election of Messrs. Martin Kits van Heyningen and Charles R. Trimble as our Class II directors.

8	KVH Industries, Inc. 2019 Proxy Statement

PROPOSAL 2: NON-BINDING "SAY ON PAY" VOTE

Proposal 2 concerns an advisory vote on our executive compensation program.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our stockholders are entitled to vote to approve the compensation of our named executive officers at least once every three years. This proposal is commonly referred to as a "say on pay" proposal.

At our 2017 annual meeting of stockholders, our stockholders voted in favor of holding future "say on pay" votes every year, as recommended by our Board of Directors. At the 2018 annual meeting, approximately 87% of the votes cast on the non-binding proposal to approve our executive compensation for 2017 were voted in favor of approval. As set forth in more detail in the executive compensation tables and the accompanying narrative disclosure elsewhere in this proxy statement, we have designed our executive compensation program to provide an appropriate mix of fixed and variable pay to balance executive recruitment and retention with rewards for achieving short-term operational goals and long-term stockholder value. Our 2018 executive compensation program provided for (a) fixed compensation in the form of salaries designed to provide a competitive baseline of compensation, (b) short-term variable compensation in the form of a cash-based incentive compensation program designed to reward achievement of our financial and business goals for 2018 and (c) long-term variable compensation in the form of equity awards designed to reward our executives primarily through increases in the price of our common stock. In March 2018, the Compensation Committee also awarded certain discretionary bonuses to our named executive officers to improve morale and promote their retention. We believe that our executive compensation program appropriately implemented our pay-for-performance philosophy and gave appropriate incentives to our named executive officers to increase stockholder value.

Highlights of our executive compensation program include the following:

•
Base Salary.        Base salaries of our named executive officers provide fixed compensation to reward individual value that the executive brings to us through experience and past and expected future contributions to our success while factoring in our specific needs and the base salaries of executives with comparable responsibilities at similar organizations. With the assistance of Radford Surveys and Consulting, an Aon Consulting Company, or Radford, the Compensation Committee reviewed the base salaries of our named executive officers against those of a peer group of companies and other survey data. We refer to the peer group data and the survey data collectively as the survey data. For 2018, the Compensation Committee concluded that the 2017 base salaries of our named executive officers averaged 4% above the 50th percentile of the survey data and therefore determined to make only an approximately 3% cost of living increase. We believe that aligning the base salaries of our named executive officers with appropriate benchmarks is especially critical to a competitive compensation program, as other elements of our compensation are determined as a percentage of base salary.

•
Annual Cash-based Incentive Compensation.        In 2018, we utilized a cash-based incentive compensation plan that tied executive pay to the achievement of our annual corporate and business unit performance goals and certain individual performance goals. This incentive program was intended to award compensation based on the degree to which our actual financial results met the corporate and business unit financial goals of our internal business plan and the degree to which the executives met their individual performance goals. In 2018, the Compensation Committee approved two formulas for calculating our cash-based incentive compensation for our named executive officers. For the named executive officer responsible for our mobile broadband business unit, 50% of his target incentive compensation was based on the degree of achievement of his business unit performance goals, 25% was based on the degree of achievement of our corporate performance goals and 25% was based on the degree of achievement of individual performance goals.

For our other named executive officers, 25% of each executive's target incentive compensation was based on the degree of achievement of our corporate performance goals, 25% was based on the degree of achievement of our mobile connectivity business unit goals, 25% was based on the degree of achievement of our inertial navigation business unit goals, and 25% was based on the degree of achievement of individual performance goals. The Compensation Committee gave greater weight in the formula to corporate performance (including business unit performance) because it wished to align our executives' interests with strong corporate and business unit performance, accountability for budgeted targets and to promote cooperation among them. In 2018, the target incentive compensation (as a percentage of base salary) selected for the named executive officers averaged 12% below the median of our survey data. The corporate performance incentive payment was based on the degree of achievement of our goals for revenue and earnings before interest, taxes, depreciation, amortization, acquisition-related expenses, equity-based compensation expenses and any one-time charges approved by the Compensation

KVH Industries, Inc. 2019 Proxy Statement	9

PROPOSAL 2: NON-BINDING "SAY ON PAY" VOTE

Committee, or adjusted EBITDA. The business unit performance incentive payments were each based on the degree of achievement of our goals for the relevant business unit's revenue and business unit profit, which was defined as business unit revenue less cost of goods sold and direct operating expenses attributable to the operation of that business unit, but without deductions for depreciation, amortization, acquisition-related expenses, equity-based compensation expenses, or any one-time charges approved by the Compensation Committee, and without any allocation for corporate engineering, marketing or administrative costs. The Compensation Committee selected revenue, adjusted EBITDA and business unit profit as performance measures because it believed that they measure how well or poorly we performed from a financial standpoint. After reviewing our overall financial performance for 2018, the Compensation Committee determined not to make any awards with respect to the portion of each named executive officer's incentive compensation target attributable to corporate performance or business unit performance. Overall, the named executive officers received 25% of their target performance incentive compensation for 2018, all of which was attributable to achievement of individual performance goals.

The corporate and business unit performance goals established by the Compensation Committee are difficult to achieve. In the past three years, we have not awarded any incentive compensation to any of our named executive officers with respect to our corporate or business unit performance goals, except that in 2016 and 2017 we awarded one named executive officer 75% and 81%, respectively, of his target incentive compensation attributable to the achievement of performance goals for our mobile connectivity business unit.

The Compensation Committee also awarded certain limited discretionary bonuses paid in March 2018 to improve morale and to promote the retention of certain of our named executive officers. For our named executive officers who received these discretionary bonuses, the bonus amounts were less than 9% of the executive officers' respective base salaries for 2018.

In connection with the establishment of our non-equity incentive plan for 2019, the Compensation Committee determined to pre-pay 25% of each executive's target incentive compensation amount under the plan. Each executive's target amount for 2019 represented the same percentage of base salary for 2019 as for 2018. The amounts were paid in March 2019 and need not be refunded if we do not achieve our corporate or business unit performance goals for 2019. However, these amounts will be deducted from any corporate or business unit incentive compensation awards that may be earned under the 2019 plan.

•
Long-Term Equity Incentives.        Equity incentives are designed to reward the achievement of long-term growth in the price of our common stock. The equity grants to our named executive officers in 2018 consisted of both options and restricted stock awards, with four-year vesting periods designed to encourage the executives to focus on the long-term performance of our stock price. The Compensation Committee decided to grant a mix of restricted stock and option awards in order to balance the benefit of option awards, which more closely align the interests of our executives with the interests of our shareholders because options generate cash value only with stock price appreciation, with the benefit of restricted stock awards, which offer greater executive retention while aligning the executive's compensation with shareholder interests. The Compensation Committee believed that granting equity incentives was the best method of motivating the named executive officers to manage our operations in a manner that is consistent with the long-term interests of our stockholders. The grant date fair values of the equity awards granted to the named executive officers in 2018 ranged from approximately 62% to 72% of the survey data median.

•
Pay Practices.        We do not use certain executive pay practices that stockholder advocates consider to be problematic. For example, we do not provide extensive perquisites to our named executive officers, we do not have long-term employment agreements, we do not have guaranteed severance programs, and we do not provide any tax gross-ups. We have no guaranteed salary increases and no guaranteed bonuses.

•
Consultant Independence.        Our Compensation Committee's independent consultant is retained directly by the Compensation Committee, provides no other services to us, and has provided the Committee with a written attestation of its independence from management.

Stockholders are being asked to vote on the following resolution:

RESOLVED:    That the stockholders of KVH Industries, Inc. hereby approve, on an advisory basis, the compensation of the corporation's named executive officers, as described in the executive compensation tables and the accompanying narrative disclosure set forth in the corporation's proxy statement for the 2019 annual meeting of stockholders.

Approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast on the proposal at the annual meeting.

10	KVH Industries, Inc. 2019 Proxy Statement

PROPOSAL 2: NON-BINDING "SAY ON PAY" VOTE

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not determine or overrule any decision by our directors or officers, create or imply any change to the fiduciary duties of our directors or officers or create or imply any additional fiduciary duties for our directors or officers. However, our Compensation

Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will considerthe outcome of the vote when making future compensation decisions for named executive officers.

Our Board of Directors unanimously recommends that you vote FOR the approval of the compensation of our named executive officers, as described in the executive compensation tables and the accompanying narrative disclosure set forth in this proxy statement.

KVH Industries, Inc. 2019 Proxy Statement	11

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 3 concerns the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2019.

In accordance with its charter, the Audit Committee has selected the firm of Grant Thornton LLP, a registered public accounting firm, to be our independent auditor for the year ending December 31, 2019 and, with the endorsement of the Board of Directors, recommends that stockholders ratify such appointment.

Grant Thornton LLP has served in this capacity since June 6, 2014. We expect that representatives of Grant

Thornton LLP will be present at the annual meeting. They will have an opportunity to make a statement if they wish to do so and, if present, will be available to respond to appropriate questions.

A majority of the votes properly cast at the annual meeting will be necessary to ratify the selection by the Audit Committee of our Board of Directors of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Our Board of Directors unanimously recommends that you vote FOR the proposed ratification of the appointment by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2019.

12	KVH Industries, Inc. 2019 Proxy Statement

DIRECTOR AND EXECUTIVE OFFICERS

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. Kathleen Keating, our senior director of creative and customer experience, is the wife of Martin A. Kits van Heyningen.

Information regarding Martin A. Kits van Heyningen and Charles R. Trimble, our Class II directors being renominated for election, whose term expires at the 2019 annual meeting, is presented above under the heading "Proposal 1 – Election of Directors." Our other directors and executive officers are as follows:

Directors serving a term expiring at the 2020 annual meeting (Class III directors):

Bruce J. Ryan
Age: 75
Director
Committee Membership:
➤ Audit Committee Chairman
➤ Compensation Committee Member
➤ Nominating and Corporate Governance Committee Member

Bruce J. Ryan has served as one of our directors, the Chairman of our Audit Committee, and a member of our Compensation Committee since July 2003. He has also been a member of our Nominating and Corporate Governance Committee since February 2004. From February 1998 to November 2002, he served as executive vice president and chief financial officer of Global Knowledge Network, a provider of information technology and computer software training programs and certifications. From 1994 to 1998, he served as the executive vice president and chief financial officer of Amdahl Corporation, a provider of information technology solutions. Mr. Ryan previously had a 25-year career at Digital Equipment Corporation, where he served in various executive positions, including senior vice president of the financial services, government and professional services business group. Since 2013, Mr. Ryan continues to serve on the Board of Directors of Kronos, Inc., a private company. His other experience includes serving as a director on various other private and public companies. He received a B.S. in business administration from Boston College and an M.B.A. from Suffolk University. Our Nominating and Corporate Governance Committee determined that Mr. Ryan should serve as a director because of his more than 15 years of experience as a member of our Board of Directors combined with his experience as a member of the Board of Directors for numerous private and public companies, his familiarity with accounting matters, as well as his executive and management experience serving as executive vice president and chief financial officer of Global Knowledge Network and Amdahl Corporation, both providers of information technology, and his 26 years of experience at Digital Equipment Corporation.

James S. Dodez
Age: 60
Director

James S. Dodez has served as one of our directors since June 2017. He also served as our Strategy Advisor from May 2015 to April 2017. He served as our Senior Vice President of Marketing and Strategic Planning from March 2013 to May 2015, our Vice President of Marketing and Strategic Planning from March 2007 to February 2013, our Vice President of Marketing from October 1998 to March 2007, our Vice President of Marketing and Reseller Sales from 1995 to October 1998 and our Marketing Director from 1986 to 1995. Before joining us, Mr. Dodez was the Marketing Director at Magratten Wooley, Inc., an advertising agency, where he managed KVH's account from 1983 to 1986. Mr. Dodez received a B.S. in business with an emphasis in marketing from Miami University. Our Nominating and Corporate Governance Committee determined that Mr. Dodez should serve as a director because of his experience as a member of our Board of Directors combined with more than 30 years of industry experience and his knowledge of the strategic challenges faced by our company.

KVH Industries, Inc. 2019 Proxy Statement	13

DIRECTORS AND EXECUTIVE OFFICERS

Directors serving a term expiring at the 2021 annual meeting (Class I directors):

Mark S. Ain
Age: 76
Director
Committee Membership:
➤ Compensation Committee Chairman
➤ Audit Committee Member
➤ Nominating and Corporate Governance Committee Chairman

Mark S. Ain has served as one of our directors since 1997, the Chairman of our Compensation Committee since 1997, a member of our Audit Committee since 2000, a member of our Nominating and Corporate Governance Committee since February 2004, the Chairman of the Nominating and Corporate Governance Committee since February 2015. He serves on the Board of Directors of Kronos Incorporated, which he founded in 1977 and served as CEO until 2005. Mr. Ain also serves on the boards of various other private companies and charitable organizations. Mr. Ain served on the Board of Directors of Xcerra Corporation from September 2000 until October 2018. He received a B.S. from the Massachusetts Institute of Technology and an M.B.A. from the University of Rochester. Our Nominating and Corporate Governance Committee determined that Mr. Ain should serve as a director because of his 22 years of experience as a member of our Board of Directors combined with his executive and management experience serving as founder, chief executive officer and Chairman of the Board of Directors of Kronos Incorporated as well as his experience as a member of the Board of Directors of Xcerra Corporation and various private companies.

Stanley K. Honey
Age: 64
Director
Committee Membership:
➤ Audit Committee Member
➤ Nominating and Corporate Governance Committee Member

Stanley K. Honey has served as one of our directors since 1997 and a member of our Nominating and Corporate Governance Committee since February 2004. Mr. Honey was a member of the Audit Committee from 1997 to 2003 and was reappointed in February 2011. Mr. Honey served as the Director of Technology for the America's Cup Event Authority from April 2011 through December 2013, and as a consultant thereafter. From January 2004 through January 2005, Mr. Honey served as the chief scientist of Sportvision Systems, LLC, which he co-founded in November 1997. He served as president and chief technology officer of Sportvision Systems, LLC, from 2000 to January 2004 and as its executive vice president and chief technology officer from 1998 to 2000. From 1993 to 1997, Mr. Honey served as executive vice president of technology for the New Technology Group of News Corporation. From 1989 to 1993, Mr. Honey served as president and chief executive officer of ETAK, Inc., a wholly owned subsidiary of News Corporation. Mr. Honey founded ETAK in 1983 and served as its executive vice president of engineering until News Corporation acquired it in 1989. Mr. Honey received a B.S. from Yale University and an M.S. from Stanford University. Our Nominating and Corporate Governance Committee determined that Mr. Honey should serve as a director because of his 22 years of experience as a member of our Board of Directors as well as his executive and management experience serving in numerous senior level executive positions, his experience as co-founder of Sportvision Systems, LLC and founder of ETAK and his extensive knowledge of our marine customer base and the industry.

14	KVH Industries, Inc. 2019 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers who are not also directors are listed below:

Donald W. Reilly
Age: 60
Chief Financial Officer

Donald W. Reilly has served as our chief financial officer since December 2016. Before joining us, Mr. Reilly served as vice president, corporate controller and chief accounting officer of Nortek, Inc., a publicly traded manufacturer and distributor of products and systems for use in building and remodeling homes and commercial structures, from November 2011 until its acquisition by Melrose Industries PLC in September 2016. From January 2011 to November 2011, Mr. Reilly served as chief financial officer of Evergreen Solar, Inc., a publicly traded manufacturer of solar panels, wafers and cells. In August 2011, Evergreen Solar filed a voluntary petition for reorganization under the United States Bankruptcy Code. From 2000 until January 2011, Mr. Reilly held several senior financial positions at GTECH Corporation, a gaming technology and services company acquired by Lottomatica, SpA in August 2006 (and now part of International Game Technology PLC), including chief financial officer of GTECH from June 2007 to January 2011 and vice president of business and financial planning from 2000 to 2007. Before joining GTECH, Mr. Reilly served as vice president and chief financial officer of Amtrol, Inc., a manufacturer of water system solutions and HVAC products, from 1998 to 2000 and as corporate controller and director of finance for A.T. Cross Company, a publicly traded manufacturer and distributor of fine writing instruments, from 1992 to 1997. Mr. Reilly began his career at Ernst & Young LLP, where he served as a senior audit manager in Providence, Rhode Island and later at its national office in Cleveland, Ohio. He holds a B.S. in accounting from Providence college and is a certified public accountant in Rhode Island.

Brent C. Bruun
Age: 53
Chief Operating Officer

Brent C. Bruun has served as our chief operating officer with direct responsibility for our corporate development and mobile communication products and services for marine and land markets since July 2016 and direct responsibility for inertial navigation products since November 2018. From November 2012 to June 2016, Mr. Bruun served as our executive vice president of mobile broadband. From January 2011 to November 2012, he served as our senior vice president of global sales and business development. He served as our vice president of global sales and business development from July 2008 to December 2010. From January 2008 until joining KVH, Mr. Bruun worked as a private consultant. From January 2007 until January 2008, Mr. Bruun served as senior vice president of strategic initiatives for SES AMERICOM, a satellite operator providing services via its fleet of 16 geosynchronous satellites covering North America. In this position, he concentrated on global mobile broadband opportunities with particular emphasis on the maritime and aeronautical markets. Other positions held at SES AMERICOM included president of Americom's Managed Solutions Division from July 2004 until December 2006 and senior vice president of business development from July 2002 until June 2004. Previously, Mr. Bruun held positions at KPMG LLP and General Electric. Mr. Bruun holds a B.S. in accounting from Alfred University and is a certified public accountant.

KVH Industries, Inc. 2019 Proxy Statement	15

DIRECTORS AND EXECUTIVE OFFICERS

Daniel R. Conway
Age: 65
Executive Vice President, Inertial Navigation

Daniel R. Conway has served as our executive vice president of inertial navigation (formerly guidance and stabilization) since November 2012. From January 2003 to November 2012, he served as our vice president of business development for military and industrial products. From March 2000 to December 2002, Mr. Conway was the vice president of sales and marketing at BENTHOS Inc., an oceanographic technology company with customers in the marine, oil and gas, government and scientific markets. From 1980 to January 2000, he served in a variety of positions at Anteon (formerly Analysis & Technology), including vice president for new business development and acquisition integration from 1997 to January 2000 and vice president of operations for the Newport, Rhode Island operation from 1991 to 1997. Mr. Conway served for five years as a member of the U.S. Navy nuclear submarine force and was a Commander in the U.S. Naval Reserve (Naval Intelligence) for more than 10 years. He is a graduate of the U.S. Naval Academy with post-graduate studies in nuclear engineering, and he received an M.B.A. from the University of Rhode Island.

Mark Woodhead
Age: 48
Executive Vice President, Mobile Connectivity

Mark Woodhead has served as our executive vice president, mobile connectivity since November 2018. From March 2017 to November 2018, he served as our senior vice president, EMEA, overseeing sales activities in Europe, the Middle East and Africa for our mobile connectivity business. In these positions, Mr. Woodhead has also had global responsibility for KVH Videotel, our maritime training business. Mr. Woodhead previously served as our senior vice president for training and content, having joined KVH through our acquisition of Headland Media, Ltd. in May 2013. Prior to the acquisition, Mr. Woodhead served as managing director of Headland Media, Ltd., a UK-based company that provided television shows, premium movies, sports, news channels, and music for exhibition in commercial locations, including ships at sea. Mr. Woodhead has a strong background in sales, having focused primarily on content licensing and syndication since earning a B.Sc. in politics and economics from the University of Newcastle-upon-Tyne in 1993.

Elizabeth Jackson
Age: 48
Chief Marketing Officer & Senior Vice President of Strategy

Elizabeth Jackson has served as our chief marketing officer and senior vice president of strategy since November 2017. Before joining us, from March 2015 to November 2017, she held the position of chief marketing officer at DOTS Technology Corp., a company building a novel protein detection platform for consumer and industrial use. Ms. Jackson held chief marketing officer positions from February 2014 to March 2015 at HookLogic, Inc., an advertising technology performance marketing company, and from May 2011 to December 2013 at Summer Infant Inc., a publicly traded durable goods company. From 2007 to 2010, she was a consultant for Playtex Baby, a baby products division of Playtex Products Inc. Ms. Jackson has a B.A. from Princeton University and an M.B.A. from INSEAD in France.

16	KVH Industries, Inc. 2019 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS

Robert J. Balog
Age: 55
Chief Technology Officer

Robert J. Balog has served as our chief technology officer since January 2019. Previously, he served as our senior vice president, engineering from October 2008 to January 2019 and vice president of engineering, satellite products from February 2005 to October 2008. From June 2003 to January 2005, Mr. Balog served as president of his own engineering contract services company, Automation Services, Inc., a contract product development and services group specializing in a wide range of automation solutions. From June 2001 to May 2003, Mr. Balog served as vice president of engineering at ADE Corporation. From 1989 to April 2001, Mr. Balog held a number of positions at Speedline Technologies, Inc., a supplier of capital equipment to the electronics assembly industry, including general manager and vice president of research and development. He has served on the Board of Directors of the Surface Mount Equipment Manufacturers Association, serving as Chairman and numerous other positions. Mr. Balog is the recipient of 12 U.S. patents. Mr. Balog holds a B.S. in Computer Science from Purdue University.

Felise B. Feingold
Age: 49
Vice President, General Counsel, Compliance Officer, Chief Data Privacy Officer, and Secretary

Felise B. Feingold has served as our vice president, general counsel and secretary since August 2007, our compliance officer since December 2017 and our chief data privacy officer since August 2018. Before joining us, from January 2004 until July 2007, she held the position of vice president and general counsel for The Jean Coutu Group (PJC) USA, Inc., which operated the Brooks/Eckerd pharmacy chain, comprising more than 1,800 stores. Her other experience includes six years, from September 1998 to December 2004, as an attorney with the international law firm of McDermott, Will & Emery. Ms. Feingold holds a B.A. in government from Cornell University, a J.D. from Hofstra University School of Law, and an M.B.A. from Boston University Graduate School of Management.

Jennifer Baker
Age: 41
Vice President, Chief Accounting Officer

Jennifer L. Baker has served as our chief accounting officer and corporate controller since September 2016, becoming our principal accounting officer in May 2017 and vice president in January 2019. Previously, from November 2014 to September 2016, she served as our corporate controller. From October 2013 to November 2014, she served as our assistant controller. From December 2012 to September 2013, Ms. Baker served as director of corporate accounting and SEC reporting at Lionbridge Technologies, Inc., then a publicly traded provider of professional translation and localization services. From December 2010 to December 2012, Ms. Baker served as senior manager at The Corporate Finance Group, Inc., a financial consulting firm providing advisory services on a variety of complex accounting, reporting, and tax issues. Her other experience includes over nine years at KPMG LLP, leaving the firm as an audit senior manager. Ms. Baker is a certified public accountant and holds a B.S. in accounting and masters of accountancy from the Pamplin College of Business at Virginia Polytechnic Institute and State University.

KVH Industries, Inc. 2019 Proxy Statement	17

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

Our executive compensation program provides a mix of fixed and variable pay to balance executive retention with rewards for achieving short-term operational performance goals and creating long-term stockholder value and encouraging executive retention. Our 2018 executive compensation program provided for (a) fixed compensation in the form of salaries designed to provide a competitive baseline of compensation, (b) short-term variable compensation in the form of a cash-based incentive compensation program designed to reward achievement of our financial and business goals for 2018, (c) supplemental discretionary bonuses and (d) long-term variable compensation in the form of equity awards designed to reward our executives primarily through increases in the price of our common stock.

Summary Compensation Table For 2018

The following table provides information concerning the compensation earned by our CEO and each of our two most highly compensated executive officers other than the CEO (collectively with the CEO, our "named executive officers") during 2018.

In 2018, the salary and bonus (including the non-equity incentive plan compensation) of our named executive officers as a percentage of total compensation ranged from 50% to 60%.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Martin A. Kits van Heyningen	2018	507,605	41,000	324,434	327,340	114,211	22,488	1,337,078
President, Chief Executive Officer and	2017	492,821	1,000	291,227	291,037	110,885	19,652	1,206,622
Chairman of the Board of Directors
Brent C. Bruun	2018	365,474	1,000	140,154	141,408	54,821	23,250	726,107
Chief Operating Officer	2017	354,830	1,000	127,201	127,118	139,057	23,100	772,306
Donald W. Reilly	2018	309,000	28,000	118,492	119,559	38,625	8,250	621,926
Chief Financial Officer	2017	300,000	1,000	226,600	—	37,500	7,615	572,715

(1)
Reflects discretionary bonuses awarded in March 2018 as well as $1,000 annual holiday bonuses earned and paid in 2018 and 2017.
(2)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent the aggregate grant date fair value, computed using the closing price of our common stock on the date of grant in accordance with Accounting Standards Codification 718, Compensation – Stock Compensation (ASC 718), of restricted stock awards granted during each year, excluding the impact of estimated forfeitures related to service-based vesting conditions.
(3)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent the aggregate grant date fair value, computed using the Black-Scholes option pricing model in accordance with ASC 718, of options granted during each year excluding the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made to determine the value of these awards are set forth in Note 7 of our Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on March 1, 2019.
(4)
For 2018, the table reflects amounts that were earned under our management incentive plan for 2018 performance and that were determined and paid in March 2019. For 2017, the table reflects amounts that were earned under our management incentive plan for 2017 performance and that were determined and paid in March 2018.
(5)
Reflects the value of 401(k) matching contributions and automobile and housing allowances. Mr. Kits van Heyningen's automobile allowance was $15,114 and $12,386 for 2018 and 2017, respectively. Mr. Bruun's automobile and housing allowance was $15,000 for both 2018 and 2017. Our named executive officers did not receive any other perquisites, or personal benefits.

For information regarding the material terms of our management incentive plan for 2018 and equity awards granted in 2018, see "Proposal 2 – Non-Binding 'Say on Pay' Vote – Annual Cash-Based Incentive Compensation" and "Long-Term Equity Incentives" beginning on page 10 and the table entitled "Outstanding Equity Awards at December 31, 2018", including the footnotes, beginning on page 19.

18        KVH Industries, Inc. 2019 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Outstanding Equity Awards at December 31, 2018

The following table provides information concerning outstanding equity awards held by the named executive officers on December 31, 2018.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date(2)	Grant Date of Shares of Stock That Have Not Vested	Number of Shares of Stock That Have Not Vested (#)(3)	Market Value of Shares of Stock That Have Not Vested ($)(4)
Martin A. Kits van Heyningen					2/17/2016	25,000	257,250
					3/30/2017	27,824	286,309
					6/6/2018	28,711	295,436
	67,500	22,500	12.79	3/9/2020
	29,461	88,382	7.85	3/30/2022
	—	85,682	11.30	6/6/2023
Brent C. Bruun					3/9/2015	3,300	33,957
					2/17/2016	10,000	102,900
					3/30/2017	12,153	125,054
					6/6/2018	12,403	127,627
	12,868	38,603	7.85	3/30/2022
	—	37,014	11.30	6/6/2023
Donald W. Reilly					2/17/2017	16,500	169,785
					6/6/2018	10,486	107,901
	—	31,295	11.30	6/6/2023

(1)
Except for options granted in 2017, options vest and become exercisable in equal installments on the first four anniversaries of the grant date. Options granted in 2017 vest and become exercisable in four equal installments on the dates below for each of the following named executive officers: Mr. Kits van Heyningen: 4/24/2018, 3/4/2019, 4/25/2020 and 3/4/2021; and Mr. Bruun: 4/17/2018, 3/11/2019, 4/18/2020 and 3/11/2021.
(2)
Each option was granted five years before the option expiration date and has a five-year term.
(3)
Except for restricted stock awards granted in 2017, restricted stock awards vest in equal installments on the first four anniversaries of the grant date. Restricted stock awards granted in 2017 vest in four equal installments on the dates below for each of the following named executive officers: Mr. Kits van Heyningen: 4/3/2018, 3/26/2019, 4/3/2020, 3/26/2021; Mr. Bruun: 4/10/2018, 3/19/2019, 4/10/2020, 3/19/2021; and Mr. Reilly: 2/17/2018, 2/17/2019, 2/17/2020, 2/17/2021.
(4)
Market value is calculated by multiplying the number of restricted stock awards that have not vested by $10.29, which was the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2018.

Director Compensation

Our director compensation program for 2018 was unchanged from 2017. At the first meeting of the Board of Directors following the annual meeting of stockholders, continuing non-employee directors automatically receive a restricted stock award of 5,000 shares of our common stock. Each restricted stock award vests in four equal quarterly installments after the date of grant. In accordance with this policy, each of Messrs. Ain, Dodez, Honey, Ryan and Trimble, our non-employee directors, received a restricted stock award of 5,000 shares of common stock effective August 3, 2018, the fair value of which was $63,250 on the date of grant.

In addition, each non-employee director who is appointed to serve on the Audit Committee of our Board of Directors will receive, on the date of his or her initial appointment,

a restricted stock award of 5,000 shares of our common stock and an additional restricted stock award of 5,000 shares on each annual reappointment to the Audit Committee. Each restricted stock award vests in four equal quarterly installments after the date of grant. In accordance with this policy, each of Messrs. Ain, Honey, Ryan and Trimble received a restricted stock award of 5,000 shares of common stock effective August 3, 2018, the fair value of which was $63,250 on the date of grant.

Each newly elected non-employee director will automatically receive on the date of his or her election a restricted stock award of 10,000 shares of our common stock. Each initial grant will vest in four equal quarterly installments after the date of grant.

KVH Industries, Inc. 2019 Proxy Statement        19

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

We also paid our non-employee directors a $26,250 annual retainer and $2,625 for each regularly scheduled quarterly Board meeting attended during 2018.

Non-employee directors who also served as members of the Audit and Compensation Committees received additional annual compensation of $3,150 and $2,100, respectively, except that the Chairman of each of the Audit and Compensation Committees received additional annual compensation of $6,825 and $3,150, respectively, during 2018. No other cash compensation was paid for attending any other Board or Committee meetings. Directors who are employees did not receive separate fees for their services as directors. We paid compensation to Martin A. Kits van Heyningen as set forth in the "Summary Compensation Table For 2018".

Director Compensation Table for 2018

The following table provides information regarding the compensation of our directors who are not named executive officers for 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)(2)
Bruce J. Ryan	45,675	126,500	172,175
Mark S. Ain	43,050	126,500	169,550
Charles R. Trimble	42,000	126,500	168,500
Stanley K. Honey	39,900	126,500	166,400
James S. Dodez	36,750	63,250	100,000

(1)
Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown represent the aggregate grant date fair value, computed using the market price on the date of grant in accordance with ASC 718, of restricted stock awards granted during 2018, excluding the effect of estimated forfeitures.
(2)
Amounts shown reflect actual cash earned during 2018 as well as the aggregate grant-date fair value of stock awards granted during 2018. Refer to the "Outstanding Director Equity Awards" table for information concerning outstanding equity awards held by our non-employee directors.

Outstanding Director Equity Awards at December 31, 2018

The following table provides information concerning outstanding equity awards held by our directors who were not named executive officers on December 31, 2018.

	Stock Awards

Name	Grant Date of Shares of Stock That Have Not Vested	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)
Bruce J. Ryan	8/3/2018	7,500	(2)	77,175
Mark S. Ain	8/3/2018	7,500	(2)	77,175
Charles R. Trimble	8/3/2018	7,500	(2)	77,175
Stanley K. Honey	8/3/2018	7,500	(2)	77,175
James S. Dodez	8/3/2018	3,750	(2)	38,588

(1)
Value is calculated by multiplying the number of restricted stock awards that have not vested by $10.29, the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2018.
(2)
Amounts reflect restricted stock awards granted on August 3, 2018, which vest in four equal quarterly installments, the first of which vested on November 3, 2018.

20        KVH Industries, Inc. 2019 Proxy Statement

EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2018 regarding shares authorized for issuance under our equity compensation plans, including individual compensation arrangements.

The equity compensation plans approved by our stockholders as of December 31, 2018 were our 2016 Equity and Incentive Plan (2016 Plan), and our 2006 Stock Incentive Plan. Under the 2016 Plan, each share issued under awards other than options and stock appreciation rights reduces the number of shares reserved for issuance by two shares (but reduces the maximum annual number of shares that may be granted to a participant only by one share), and each share issued under options or stock appreciation rights reduces the number of shares reserved for issuance by one share. The following table does not reflect grants from January 1, 2019 through April 5, 2019 of 77,889 restricted stock awards with a weighted-average grant-date fair value of $10.59 per share. The restricted stock awards and stock options reflected in the table were granted on the following terms as determined by the Compensation Committee: (a) in the case of restricted stock awards, the grantee received the restricted stock award without payment of cash consideration, and (b) in the case of stock options, the exercise price per share of the stock option was equal to the closing price of our common stock on the NASDAQ Global Select Market on the date of the grant. As of December 31, 2018, we did not have any equity compensation plans not approved by our stockholders.

Equity Compensation Plan Information as of December 31, 2018

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#) column (a)		Weighted-average exercise price of outstanding options, warrants and rights ($) column (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)(#)) column (c)
Equity compensation plans approved by stockholders	1,276,453	(1)	10.28	1,879,939(2)
Equity compensation plans not approved by stockholders	—		—	—
Total	1,276,453	(1)	10.28	1,879,939(2)

(1)
Does not include 524,374 shares of restricted stock granted under the 2016 Plan which were not vested as of December 31, 2018 and therefore subject to forfeiture. The weighted-average grant-date fair value of these shares of restricted stock was $9.85.
(2)
Each share issued under awards other than options or stock appreciation rights reduces the number of shares reserved for issuance by two shares (but reduces the maximum annual number of shares that may be granted to a participant only by one share), and each share issued under options or stock appreciation rights reduces the shares reserved for issuance by one share. Includes 936,144 shares of common stock reserved for issuance under our Amended and Restated 1996 Employee Stock Purchase Plan.

KVH Industries, Inc. 2019 Proxy Statement	21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on April 5, 2019 there were 17,851,664 shares of our common stock outstanding. On April 5, 2019, the closing price of our common stock as reported on the NASDAQ Global Select Market was $10.21 per share.

Principal stockholders

The following table provides, to the knowledge of management, information regarding the beneficial ownership of our common stock as of April 5, 2019, or as otherwise noted, by:

•
each person known by us to be the beneficial owner of
more than five percent of our common stock;

•
each of our directors;

•
each executive officer named in the summary compensation table; and

•
all of our current directors and executive officers as a group.

22	KVH Industries, Inc. 2019 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Shares included in the "Right to acquire" column consist of shares that may be purchased through the exercise of options that are vested or will vest within 60 days after April 5, 2019.

	Shares beneficially owned

	Outstanding	Right to acquire	Total	Percent
5% Stockholders
Systematic Financial Management, LP(1) 300 Frank W. Burr Blvd., Glenpointe East, 7 Floor Teaneck, NJ 07666	1,749,727	—	1,749,727	9.8

Vintage Capital Management, LLC(2) 4705 S. Apopka Vineland Road, Suite 206 Orlando, FL 32819	1,700,000	—	1,700,000	9.5

Dimensional Fund Advisors LP(3) Building One 6300 Bee Cave Road Austin, TX 78746	1,302,048	—	1,302,048	7.3

BlackRock, Inc.(4) 55 East 52 Street New York, NY 10055	1,209,227	—	1,209,227	6.8

Needham Investment Management, L.L.C.(5) 250 Park Avenue, 10th Floor New York, NY 10117-1099	1,009,439	—	1,009,439	5.7

Directors
Martin A. Kits van Heyningen(6)	819,401	148,922	968,323	5.4

Stanley K. Honey(7)	146,875	2,500	149,375	*

Mark S. Ain(8)	143,246	2,500	145,746	*

Charles R. Trimble(9)	112,000	2,500	114,500	*

Bruce J. Ryan	100,000	2,500	102,500	*

James S. Dodez(10)	38,781	1,250	40,031	*

Other Named Executive Officers
Brent C. Bruun	118,339	25,736	144,075	*

Donald W. Reilly	32,070	—	32,070	*

All current directors and executive officers as a group (14 persons)(11)	1,801,509	241,772	2,043,281	11.3

*
Less than one percent.
(1)
Information is based on a Schedule 13G filed by Systematic Financial Management, L.P. with the SEC on February 12, 2019. The Schedule 13G states that Systematic Financial Management, L.P. has sole voting power for 1,220,940 shares and sole dispositive power for 1,749,727 shares.
(2)
Information is based on a Schedule 13G/A filed jointly by Vintage Capital Management, LLC, Kahn Capital Management, LLC, and Brian R. Kahn with the SEC on January 29, 2018. The Schedule 13G/A indicates that Kahn Capital Management, LLC is a member and majority owner of Vintage Capital Management, LLC and that Brian R. Kahn is the manager and a member of Vintage Capital Management, LLC and the manager and sole member of Kahn Capital Management, LLC. The Schedule 13G/A states that each reporting person may be deemed to share voting and dispositive power for all 1,700,000 shares.
(3)
Information is based on a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 8, 2019. The Schedule 13G/A states that Dimensional Fund Advisors LP has sole voting power for 1,245,934 shares and sole dispositive power for 1,302,048 shares.
(4)
Information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 6, 2019. The Schedule 13G/A states that BlackRock, Inc. has sole voting power for 1,182,760 shares and sole dispositive power for 1,209,227 shares.
(5)
Information is based on a Schedule 13G/A filed jointly by Needham Investment Management L.L.C., Needham Asset Management, LLC and George A. Needham with the SEC on February 14, 2019. The Schedule 13G/A indicates that Needham Asset Management, LLC is the managing member of Needham Investment Management L.L.C. and that George A. Needham is a control person of Needham Asset Management, LLC. The Schedule 13G/A states that each reporting person may be deemed to share voting and dispositive power for all 1,009,439 shares.
(6)
Includes 10,870 shares of common stock held by Martin A. Kits van Heyningen's spouse, who is our creative director.
(7)
Includes 138,000 shares of common stock held in trust for Stanley K. Honey and spouse.
(8)
Includes 43,000 shares of common stock held in trust for Mark S. Ain.
(9)
Includes 25,000 shares of common stock held by Charles R. Trimble's spouse.
(10)
Includes 1,400 shares of common stock held by James S. Dodez's spouse / child.
(11)
Includes 2,523 shares of common stock held by Daniel R. Conway's spouse.

KVH Industries, Inc. 2019 Proxy Statement	23

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require executive officers, directors and greater-than-ten-percent stockholders to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4, and 5, and amendments thereto, furnished to us with respect to 2018, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than-ten-percent stockholders were fulfilled in a timely manner.

24        KVH Industries, Inc. 2019 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Director Independence

A majority of our directors are independent directors under the rules of the NASDAQ Stock Market. Our Board of Directors has determined that our independent directors are Messrs. Ain, Honey, Ryan and Trimble.

Board Meetings

During 2018, our Board of Directors met five times. Each incumbent director attended at least 75% of the total number of meetings held by the Board and the committees of the Board on which he served during 2018. To the extent reasonably practicable, directors are expected to attend Board meetings, meetings of committees on which they serve, and our annual meeting of stockholders. Last year, one of the six individuals then serving as directors attended the annual meeting.

Board Leadership Structure

Martin A. Kits van Heyningen currently serves as our President, Chief Executive Officer and Chairman of the Board. The Board has determined that, at present, combining the positions of Chairman of the Board and Chief Executive Officer serves the best interests of KVH and our stockholders. The Board believes that the CEO's extensive knowledge of our businesses, expertise and leadership skills make him a more effective Chairman than an independent director.

The functions of the Board are carried out by the full Board, and when delegated, by the Board committees. The Board has delegated significant authority to the Audit, Compensation and Nominating and Corporate Governance Committees, each of which is comprised entirely of independent directors. The independent directors typically meet in an executive session at regularly scheduled Board meetings and additional executive sessions may be convened at any time at the request of a director.

The independent directors have designated Mr. Ain to serve as our Lead Independent Director. The Lead Independent Director will, among other functions, preside at all meetings of the Board at which the Chairman is not present and will serve as a liaison between the CEO and the independent directors. The Lead Independent Director also presides at executive sessions of the independent directors.

Risk Management

Our Board of Directors administers its risk oversight role both directly and through its Committee structure. The Board consists of only six directors, four of whom are independent directors and one of whom is our President and CEO. Of the four independent directors, three serve on each of the three principal Board committees, which makes them knowledgeable about the aspects of our business under the jurisdiction of those committees. The Board's Audit Committee meets frequently during the year and discusses with management, our CFO and our independent auditor: (a) current business trends affecting us; (b) the major risk exposures that we face; (c) the steps management has taken to monitor and control these risks; and (d) the adequacy of internal controls that could significantly affect our financial statements. The Board also receives regular reports from senior management about business plans and opportunities, as well as the challenges and risks associated with implementing those plans and taking advantage of new opportunities.

Board Committees

Our Board of Directors has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee. Each member of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee meets the independence requirements of the NASDAQ Stock Market for membership on the committees on which he serves. The Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee each have the authority to retain independent advisors and consultants. We pay the fees and expenses of these advisors. Our Board of Directors has adopted a written charter for each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. We have made each of these charters available through the Investors Relations page of our website at http://kvh.com/ircharters.

Audit Committee

As of December 31, 2018, our Audit Committee was comprised of Messrs. Ain, Honey, Ryan, and Trimble. Our Audit Committee provides the opportunity for direct contact between our independent registered public accounting firm and members of the Board of Directors; the auditors report directly to the Committee. The Committee assists the Board

KVH Industries, Inc. 2019 Proxy Statement        25

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, our cybersecurity, our independent registered public accounting firm's qualifications and independence, and the performance of our independent registered public accounting firm. The Committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent registered public accounting firm. Our Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Our Board has determined that Mr. Ryan is an Audit Committee financial expert under the rules of the SEC. Our Audit Committee met four times during 2018. For additional information regarding the Audit Committee, please see "Report of the Audit Committee."

Nominating and Corporate Governance Committee

As of December 31, 2018, our Nominating and Corporate Governance Committee was comprised of Messrs. Ain, Honey, Ryan and Trimble. Our Nominating and Corporate Governance Committee's responsibilities include providing recommendations to our Board of Directors regarding nominees for director and membership on the committees of our Board. An additional function of the committee is to develop corporate governance practices to recommend to our Board and to assist our Board in complying with those practices. Our Nominating and Corporate Governance Committee met once during 2018.

Compensation Committee

As of December 31, 2018, our Compensation Committee was comprised of Messrs. Ain, Ryan and Trimble. The Compensation Committee's responsibilities include providing recommendations to our Board regarding the compensation levels of directors, reviewing and approving the compensation levels of executive officers, providing recommendations to our Board regarding compensation programs, administering our incentive-compensation plans and equity-based plans, authorizing grants under our stock option and incentive plans, and authorizing other equity compensation arrangements. Our Compensation Committee met twice during 2018.

Compensation Committee Authority; Delegation.    Our Board of Directors has delegated to the Compensation Committee of our Board of Directors the authority to administer compensation programs for our executive officers and non-employee directors. All principal elements of compensation paid to our executive officers and directors are subject to approval by the Compensation Committee.

Specifically, our Board has delegated authority to the Compensation Committee to determine and approve (1) our compensation philosophy, including evaluating risk management and incentives that create risk, (2) annual base salaries, cash-based incentive compensation and equity-based compensation for our executive officers, (3) equity-based compensation for our non-executive employees and (4) the compensation of our non-employee directors, including cash and equity-based compensation. Under the terms of our 2016 Plan, the Compensation Committee may delegate authority to one or more executive officers to grant awards at fair market value to persons who are not subject to Section 16 of the Exchange Act and who are not "covered persons" under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee must specify a limit on the number of awards that may be granted and establish guidelines for the exercise price of any stock option, the conversion ratio or price of other awards and vesting criteria. The Compensation Committee has not delegated any such authority.

Compensation Committee Process; Role of Executives.    The base salary and equity award for each executive, together with the annual cash-based incentive compensation plan for all executives, are generally established within the first quarter of each fiscal year at meetings of the Compensation Committee held for this purpose. In 2018, equity awards were granted in the second quarter. These meetings generally follow one or more informal presentations or discussions of our financial performance, including achievement of performance targets, for the prior fiscal year and an internal business plan for the then-current fiscal year for goal-setting purposes. In deciding the compensation to be awarded to the executive officers other than the CEO, the Compensation Committee typically reviews and evaluates recommendations from the CEO and the CFO. The members of the Compensation Committee discuss these recommendations with the CEO. In deciding the compensation to be awarded to the CEO, the Compensation Committee typically receives a written self-assessment from the CEO and recommendations from the Chairman of the Compensation Committee. The members of the Compensation Committee then discuss the Chairman's recommendations. The CEO is not present at the time of these deliberations. The Compensation Committee may accept or adjust any recommendations, and the Compensation Committee makes all final compensation decisions.

Role of Compensation Consultant.    Since 2005, the Compensation Committee has engaged Radford as its independent compensation consultant to assist in creating an effective and competitive executive compensation program and to advise on related matters. Radford

26        KVH Industries, Inc. 2019 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

periodically provides comparative market data on compensation practices and programs based on an analysis of executive compensation data, including survey data. Radford also provides guidance on industry best practices. In 2018, Radford advised the Compensation Committee in (1) determining base salaries for executives, (2) determining the targets for total cash-based incentive compensation as a percentage of base salary, and (3) designing and determining individual equity grants for the long-term incentive plan for executives.

Radford's competitive assessment with respect to base salary, cash-based incentive compensation and equity-based compensation for 2018 was taken into consideration by the Compensation Committee when setting base salaries and making changes to the cash- based incentive compensation and equity-based compensation components of the executive compensation program for 2018. Neither Radford nor any of its affiliates provided any services to us in 2018 other than Radford's services to the Compensation Committee.

Director Candidates and Selection Processes

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes, as necessary, requests to our Board members and others for recommendations, meetings from time to time to evaluate biographical information and background materials relating to potential candidates, and interviews of selected candidates by members of the Committee and other members of our Board. The Committee may also solicit the opinions of third parties with whom the potential candidate has had a business relationship. Once the committee is satisfied that it has collected sufficient information on which to base a judgment, the committee votes on the candidate or candidates under consideration.

In evaluating the qualifications of any candidate for director, the Committee considers, among other factors, the candidate's depth of business experience, reputation for personal integrity, understanding of financial matters, familiarity with the periodic financial reporting process, reputation, degree of independence from management, possible conflicts of interest and willingness and ability to serve. The Committee also considers whether the candidate will add diversity to the Board, including the degree to which the candidate's skills, experience and background complement or duplicate those of our existing directors and the long-term interests of our stockholders. In the case of incumbent directors whose terms are set to expire, the Committee also gives consideration to each director's prior contributions to the Board. The minimum qualifications that each director must possess consist of general familiarity with fundamental financial statements, ten years of relevant business experience, no identified conflicts of interest, no convictions in a criminal proceeding during the five years prior to the date of selection and the willingness to execute and comply with our code of ethics. Although the Committee considers diversity as a factor in assessing any nomination, the Board does not have a formal policy with regard to diversity in identifying director nominees. In selecting candidates to recommend for nomination as a director, the Committee abides by our company-wide non-discrimination policy.

The Committee will consider director candidates recommended by stockholders and use the same process to evaluate candidates regardless of whether the candidates were recommended by stockholders, directors, management or others. The Committee has not adopted any particular method that stockholders must follow to make a recommendation. We suggest that stockholders make recommendations by writing to the Chairman of the Board who will in turn forward the nomination to the Nominating and Corporate Governance Committee, in care of our offices, with sufficient information about the candidate, his or her work experience, his or her qualifications for director, and his or her references as will enable the Committee to evaluate the candidacy properly. We also suggest that stockholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement so as to provide our Nominating and Corporate Governance Committee an adequate opportunity to complete a thorough evaluation of the candidacy, including personal interviews. We remind stockholders of the separate requirements set forth in our by-laws for nominating individuals to serve as directors, which we discuss elsewhere in this proxy statement.

Corporate Governance

Our board believes that our corporate governance practices have been fundamental to our success. We seek to ensure that good governance and responsible business principles and practices are part of our culture and values and the way we do business. To maintain and enhance our corporate governance, the Board of Directors and the Nominating and Corporate Governance Committee periodically refine our corporate governance policies, procedures and practices.

Majority Voting in Uncontested Director Elections

Our by-laws provide for majority voting in uncontested director elections. A contested election is an election in which the number of director candidates exceeds the number of available director positions. Our by-laws require that, in order for a nominee for election to the Board of

KVH Industries, Inc. 2019 Proxy Statement        27

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Directors in an uncontested election to be elected, he or she must receive a majority of the votes properly cast at the meeting. Ballots for uncontested elections, including the elections at the 2019 annual meeting, will allow stockholders to vote "FOR" or "AGAINST" each nominee and will also allow stockholders to abstain from voting on any nominee. Abstentions and broker non-votes will have no effect on the outcome of any election for director. Under our by-laws and in accordance with Delaware law, an incumbent director's term extends until his or her successor is duly elected and qualified, or until he or she resigns or is removed from office. Thus, an incumbent director who fails to receive the required vote for re-election at our annual meeting would continue serving as a director (sometimes referred to as a "holdover director") until his or her term ends for one of the foregoing reasons. In order to address the situation where an incumbent director receives more votes "AGAINST" his or her re-election than votes "FOR" his or her re-election, the Board has adopted a policy to the effect that, in order for an incumbent director in an uncontested election to be nominated for re-election, that director should tender a resignation that would become effective only upon both (i) the failure to obtain the requisite majority vote and (ii) the acceptance of the resignation by the Board of Directors. If an incumbent director were to fail to obtain the requisite majority vote for re-election, the Nominating and Corporate Governance Committee (or another appropriate committee) and the Board would consider the resignation in light of the surrounding circumstances. The policy adopted by the Board states that the Board will publicly announce its decision regarding the resignation within 90 days after certification of the results of the applicable annual meeting.

Communications with our Board of Directors

Our Board, including all of the independent directors, has established a process for facilitating stockholder communications with our Board. Stockholders wishing to communicate with our Board should send written correspondence to the attention of our corporate secretary, Felise B. Feingold, KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842, USA, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. Our secretary will forward all mail to each member of our Board of Directors.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, executive officers and employees, including our principal executive officer and principal financial and accounting officer. The code of ethics includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of our assets, accounting and record keeping, fair competition and fair dealing, business gifts and entertainment, payments to government personnel and the reporting of illegal or unethical behavior.

You can obtain a copy of our code of ethics through the Investor Relations page of our website at http://kvh.com/ircoe.

Certain Relationships and Related-Party Transactions

Pursuant to our Code of Ethics, our executive officers, directors and employees are to avoid conflicts of interest, except with the approval of the Board of Directors. A related-party transaction would be a conflict of interest. Pursuant to its charter, the Audit Committee must review and approve in advance all related-party transactions. It is our policy that the Audit Committee review and approve transactions involving us and "related parties" (which includes our directors, director nominees and executive officers and their immediate family members, as well as stockholders known by us to own five percent or more of our common stock and their immediate family members). The policy applies to any transaction in which we are a participant and any related party has a direct or indirect material interest, where the amount involved in the transaction exceeds $120,000 in a single calendar year, excluding transactions in which standing pre-approval has been given. Pre-approved transactions include:

•
compensation of directors and executive officers provided that such compensation is approved by the Board of Directors or Compensation Committee or such compensation plan or other arrangement is generally available to full-time employees in the same jurisdiction; and

•
transactions where the related party's interest arises solely from ownership of our common stock and such interest is proportionate to the interests of stockholders. The Audit Committee is responsible for reviewing the material facts of all related-party transactions, subject to the exceptions described above. The Audit Committee will either approve or disapprove the entry into the related-party transaction. If advance approval is not feasible, the transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified

28        KVH Industries, Inc. 2019 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

at the Audit Committee's next regularly scheduled meeting. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account, among other factors that it determines to be appropriate:

•
whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

•
the business reasons for the transaction;

•
whether the transaction would impair the independence of an outside director; and

•
the extent of the related party's interest in the transaction.

Except as stated below, as of the date of this proxy statement there have been no reportable related-party transactions since January 1, 2018, nor are there any pending related-party transactions.

Kathleen Keating, the spouse of Mr. Martin A. Kits van Heyningen, serves as our senior director of creative and customer experience. For fiscal year 2018, total individual compensation for Kathleen Keating, based on total salary, bonus, aggregate grant date fair value of stock option awards granted during the year and all other compensation, as calculated in a manner consistent with our Summary Compensation Table for 2018, was approximately $245,516.

Siobhan Kits van Heyningen, the daughter-in-law of Mr. Martin A. Kits van Heyningen, served as a summer intern. For fiscal year 2018, total individual compensation for Siobhan Kits van Heyningen, as calculated in a manner consistent with our Summary Compensation Table for 2018, was approximately $20,880.

Mark S. Ain, a director, is a minority owner of and advisor to ETS International, a ground transportation service company. In 2018, we paid ETS International $25,927 for services rendered in 2018. The Audit Committee has determined such services are reasonable, in our best interest and on terms no less favorable than could be obtained from an unrelated third party. In assessing Mr. Ain's independence, our Board of Directors was aware of this information and concluded that it had no impact on his independence as a director.

KVH Industries, Inc. 2019 Proxy Statement        29

AUDIT COMMITTEE REPORT(1)

The Board of Directors appointed an Audit Committee to monitor the integrity of our company's consolidated financial statements, its system of internal control over financial reporting and the independence and performance of our independent registered public accounting firm. The Audit Committee also selects our company's independent registered public accounting firm. Our Board of Directors adopted a charter for the Audit Committee in February 2004, which was most recently revised in February 2017. The Audit Committee currently consists of four independent directors. Each member of the Audit Committee meets the independence requirements of the NASDAQ Stock Market for membership on the Audit Committee.

Our company's management is responsible for the financial reporting process, including the system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our company's independent registered public accounting firm is responsible for auditing those consolidated financial statements and auditing the effectiveness of internal control over financial reporting. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on the information provided to us and on the representations made by our company's management and independent registered public accounting firm.

In fulfilling our oversight responsibilities, we discussed with representatives of Grant Thornton LLP, our company's independent registered public accounting firm, the overall scope and plans for their audit of our company's consolidated financial statements for the year ended December 31, 2018 and critical audit matters such as the new revenue standard, ASC 606 and upcoming accounting standards such as ASC 842, Leases. We met with them, with and without our company's management present, to discuss the results of their audits of our consolidated financial statements and of our company's internal control over financial reporting and to discuss with them the overall quality of our company's financial reporting.

We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2018 with management and the independent registered public accounting firm.

We discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees, as amended, codified at PCAOB AS 1301. In addition, we have discussed with the independent registered public accounting firm its independence from our company and our company's management, including the matters in the written disclosures and letter which we received from the independent registered public accounting firm under applicable requirements of the PCAOB. We also considered whether the independent registered public accounting firm's performance of non-audit services for our company is compatible with the auditors' independence, and concluded that the performance of such non-audit services did not impair the auditors' independence.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that our company's audited consolidated financial statements for the year ended December 31, 2018 be included in our company's annual report on Form 10-K for that year.

The Audit Committee
Bruce J. Ryan (Chairman) Mark S. Ain Stanley K. Honey Charles R. Trimble

(1)
The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any incorporation language in such filing.

30	KVH Industries, Inc. 2019 Proxy Statement

PRINCIPAL ACCOUNTANT FEES AND SERVICES

We expect that representatives of Grant Thornton LLP, our independent registered public accounting firm, will be present at the annual meeting. They will have an opportunity to make a statement if they wish and, if present, will be available to respond to appropriate questions from stockholders.

Fees for Professional Services

The following table provides a summary of the fees for professional services rendered by Grant Thornton LLP for 2018 and 2017.

	Fees

Fee category	2018	2017
Audit fees(1)	$890,196	$959,670
Audit-related fees(2)	—	21,017
Tax fees(3)	56,000	89,099
Total fees	$946,196	$1,069,786

(1)
Audit fees consist of amounts billed for professional services rendered for the integrated audit of our consolidated financial statements, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002, review of the interim condensed consolidated financial statements included in quarterly reports and the statutory audits of our foreign locations and additional audit procedures associated with the new lease accounting standard, ASC 842. In 2017, audit fees also included additional audit procedures associated with the new revenue accounting standard, ASC 606, and the new Tax Cuts and Jobs Act.
(2)
Audit-related fees for 2017 consist of amounts billed for services arising from the filing of a registration statement on Form S-3.
(3)
Tax fees consist of amounts billed for services arising from tax compliance for our Denmark, Norway, Singapore, Cyprus, United Kingdom and Hong Kong locations.

We did not engage Grant Thornton LLP to provide any other services during or with respect to 2018 or 2017.

Pre-Approval Policies and Procedures

Our Audit Committee approves each engagement for audit or non-audit services before we engage our independent registered public accounting firm to provide those services.

Our Audit Committee has not established any pre-approval policies or procedures that would allow our management to engage our independent registered public accounting firm to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services.

KVH Industries, Inc. 2019 Proxy Statement	31

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in our proxy materials relating to our 2020 annual meeting of stockholders must be received by us at our executive offices no later than December 28, 2019 or, if the date of that meeting is more than 30 calendar days before or after June 4, 2020, a reasonable time before we begin to print and mail our proxy materials with respect to that meeting.

In addition, our by-laws provide that a stockholder desiring to bring business before any meeting of stockholders or to nominate any person for election to the Board of Directors must give timely written notice to our secretary in accordance with the procedural requirements set forth in our by-laws. In the case of an annual meeting (including a special meeting in lieu of an annual meeting), written notice must be delivered to or mailed and received at our principal executive offices not earlier than the 120th day prior to the "Specified Date" and not later than the close of business on the 90th day prior to the "Specified Date," regardless of any postponements, deferrals or adjournments, must describe the nomination or other business to be brought before the meeting and must provide specific information about, among other things, the stockholder, other supporters of the proposal, their stock ownership and their interest in the proposed business. Under our by-laws, the "Specified Date" is the first Wednesday in May in each year (unless that day is a legal holiday in the meeting location, in which case it is the next succeeding day that is not a legal holiday). For example, if we were to hold our 2020 annual meeting on May 6, 2020, in order to bring an item of business before the 2020 annual meeting in accordance with our by-laws, a stockholder would be required to have delivered the requisite notice of that item of business to us not earlier than January 7, 2020 and not later than the close of business on February 6, 2020. If we were to hold our 2020 annual meeting before May 6, 2020, and if we were to give less than 105 days' notice or prior public disclosure of the date of that meeting, then the stockholder's notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the tenth day after the earlier of (1) the day on which we mailed notice of the date of the meeting and (2) the day on which we publicly disclosed the date of the meeting.

AVAILABLE INFORMATION

Stockholders of record on April 5, 2019 will receive a proxy statement and our annual report to stockholders, which contains detailed financial information about us. The annual report is not incorporated herein and is not deemed a part of this proxy statement.

32        KVH Industries, Inc. 2019 Proxy Statement

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 1:00 a.m. Central Time, on June 4, 2019. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/KVHI delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/KVHI Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. To vote upon the election of two Class II directors to a three-year term: For Against Abstain For Against Abstain 01 - Martin A. Kits van Heyningen 02 - Charles R. Trimble For Against Abstain 2. To approve, in a non-binding “Say on Pay” vote, the compensation of our named executive officers 3. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2019 Change of Address — Please print new address below. Comments — Please print your comments below. Please sign exactly as your name(s) appear(s) on the books of KVH Industries, Inc. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 1 5 0 2 3 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 031WYF MMMMMMMMM C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. Annual Meeting Proxy Card1234 5678 9012 345

Dear Stockholder, Please take note of the important information enclosed with this proxy card. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on this proxy card to indicate how you would like your shares to be voted. Then sign the card, detach it and return it in the enclosed postage-paid envelope. Alternatively, you can vote by Internet or telephone using the instructions on the back of this card. Your vote must be received prior to the Annual Meeting of Stockholders to be held on June 4, 2019. Thank you in advance for your prompt consideration of these matters. Sincerely, KVH Industries, Inc. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 4, 2019 The proxy statement for the 2019 annual meeting of stockholders of KVH Industries, Inc. and the related 2018 annual report to stockholders are available on the Internet at www.kvh.com/annual. You can read, print, download and search these materials at that website. The website does not use “cookies” or other tracking devices to identify visitors. You can obtain directions to be able to attend the meeting and vote in person at www.kvh.com/annual. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KVH INDUSTRIES, INC. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Proxy for Annual Meeting of Stockholders to be held on June 4, 2019. The undersigned, revoking all prior proxies, hereby appoints Donald W. Reilly and Felise Feingold, and each of them, proxy and attorney-in-fact, with power to act without the other and with full power of substitution, to vote all shares of Common Stock of KVH Industries, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842, on June 4, 2019, at 11:00 a.m. Eastern time, and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 26, 2019, a copy of which has been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments or postponements thereof. Attendance of the undersigned at the meeting or any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy. The shares represented by this proxy will be voted as directed. If no voting direction is given on a proposal, the shares represented by this proxy will be voted as recommended by the Board of Directors. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Proxy — KVH Industries, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/KVHI